UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 29, 2026, Apollo Commercial Real Estate Finance, Inc. (the “Company”), ACREFI Operating, LLC, a subsidiary of the Company, and ACREFI Management, LLC (the “Manager”) entered into a Termination Agreement (the “Termination Agreement”), the form of which was previously agreed on July 13, 2026, as disclosed in the Company’s Definitive Proxy Statement for the Special Meeting (as defined below). Pursuant to the Termination Agreement, among other things, the parties agreed to terminate the Company’s amended and restated management agreement, dated as of April 24, 2026 (the “Management Agreement”). Such termination will become effective upon the date on which articles of dissolution of the Company are accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) and become effective. Pursuant to the Termination Agreement, the Manager waived any right it may have to be paid a termination fee under the Management Agreement and the Company agreed to pay the Manager (a) all compensation to the Manager accrued, but not paid, under the Management Agreement as of the earlier of (i) the date of the transfer of the assets and liabilities of the Company to a trust under the laws of the State of Maryland or any other U.S. or non-U.S. jurisdiction and (ii) the date on which articles of dissolution of the Company are accepted for record by the SDAT and become effective, in each case, excluding any right to be paid a termination fee under the Management Agreement as waived by the Manager, and (b) all expenses for which the Manager is entitled to reimbursement under the Management Agreement as of the date on which articles of dissolution of the Company are accepted for record by the SDAT and become effective to the extent not previously paid.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Termination Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Special Meeting of Stockholders (the “Special Meeting”) of the Company was held on September 29, 2026, at which 73,456,215 shares of the Company’s common stock were represented in person or by proxy representing approximately 57.1% of the issued and outstanding shares of the Company’s common stock entitled to vote.

At the Special Meeting, the Company’s stockholders approved: (i) a proposal to approve the dissolution of the Company, the liquidation of its assets and the winding up of its business and affairs in accordance with the Plan of Complete Liquidation and Dissolution (the “Dissolution Proposal”) and (ii) a proposal to approve, subject to approval of the Dissolution Proposal, on an advisory, non-binding basis, compensation that may become payable by the Company to its named executive officers in connection with the Plan of Complete Liquidation and Dissolution (the “Executive Compensation Proposal”).

The proposals are described in detail in the Company’s Definitive Proxy Statement for the Special Meeting, filed with the U.S. Securities and Exchange Commission on August 24, 2026. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the Dissolution Proposal were as follows:

Votes For	Votes Against	Abstain
72,217,727	799,088	439,400

(ii) The voting results with respect to the Executive Compensation Proposal were as follows:

Votes For	Votes Against	Abstain
68,240,751	4,229,423	986,035

As a result of the approval of the Dissolution Proposal, a previously submitted proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal was not presented at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Name:	Stuart A. Rothstein
Title:	President and Chief Executive Officer

Date: September 29, 2026